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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2021, Nabors Drilling Canada Limited (“Nabors Canada”) and Nabors Global Holdings II Limited (“NGH2L”), each of which is an indirect wholly owned subsidiary of Nabors Industries Ltd. (“Nabors” or the “Company,” and together with Nabors Canada and NGH2L, the “Nabors Entities”), entered into an asset purchase agreement (the “Agreement”) with Ensign Drilling Inc. (“Ensign”), pursuant to which Nabors Canada has agreed to sell all of its drilling rigs and certain related assets (the “Assets”) to Ensign. The purchase price to be paid by Ensign for the Assets is $117,500,000 CAD, or approximately $95,500,000 U.S. as of the date of the Agreement. NGH2L is guaranteeing the obligations of Nabors Canada under the Agreement.

Closing on the sale of the Assets is subject to satisfaction of certain conditions, including, among others: (i) receipt of applicable regulatory approvals; (ii) the accuracy of representations and warranties of, and compliance with covenants by, the parties; and (iii) no law, regulation, or injunction that prevents or prohibits completion of the transaction contemplated under the Agreement. The parties have made customary representations, warranties and covenants in the Agreement for the transaction contemplated thereby.

The Agreement contains certain customary termination rights for both NDCL and Ensign, including, among other things, if the closing has not occurred by August 31, 2021. Other than the Agreement, there is no relationship between any of the Nabors Entities and Ensign.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, dated June 23, 2021, by and among Nabors Drilling Canada Limited, Nabors Global Holdings II Limited, and Ensign Drilling Inc. [Names of certain individuals to whom the knowledge of Nabors Canada is attributed for purposes of the Agreement have been redacted.]

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

	By:	/s/ Mark D. Andrews
Name: Mark D. Andrews
Date: June 29, 2021		Title: Corporate Secretary